UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

DongFang City Holding Group Company Limited

(Exact name of registrant as specified in its charter)

Delaware	000-56120	84-3505117
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Level 15, Tower 2, Etiqa Twins Tower, No. 11, Jalan Pinang, Kuala Lumpur, Malaysia	50450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    +60122886060

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On April 17th, 2023, the sole director of DongFang City Holding Group Company Limited, a Delaware corporation (the “Company”), approved the engagement of KG CPA LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended October 31, 2021 and 2022, and dismissed YCM CPA Inc. (“YCM”) as the Company’s independent registered public accounting firm, effective immediately.

YCM has not audited any annual financial statements of the Company, neither has it reviewed any quarterly interim financial statements. As of the date of this Form 8-K, there were no: (1) disagreements with YCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

Before filing this Current Report on Form 8-K with the SEC, the Company provided YCM with a copy of the disclosures contained in this Item 4.01(a). A copy of YCM’s letter dated April 13th, 2023, addressed to the SEC, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1*	Letter of YCM CPA Inc. dated April 13th, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19th, 2023

DongFang City Holding Group Company Limited

By:	/s/ Wei Li
Chief Executive Officer,
Chief Financial Officer

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